Exhibit 99.1
News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	February 25, 2010
Contact:	Edward A. Stokx (818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2009
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the fourth quarter ended December 31, 2009.
Net income allocable to common shareholders for the three months ended December 31, 2009 was $9.9 million, or $0.40 per diluted share, on revenues of $67.7 million compared to $9.5 million, or $0.46 per diluted share, on revenues of $71.0 million for the same period in 2008. Net income allocable to common shareholders for the year ended December 31, 2009 was $59.4 million, or $2.68 per diluted share, on revenues of $271.7 million compared to $23.2 million, or $1.12 per diluted share, on revenues of $281.8 million for the year ended December 31, 2008.
Revenues for the three months ended December 31, 2009 decreased $3.3 million, or 4.6%, over the same period in 2008. Net income allocable to common shareholders for the three months ended December 31, 2009 increased $322,000 over the same period in 2008 primarily due to a reduction in depreciation expense of $4.8 million, a decrease in preferred equity distributions of $1.8 million, a decrease in general and administrative costs of $743,000 and a decrease in net income allocable to noncontrolling interests — common units of $448,000. The increase was partially offset by a net gain of $4.2 million on the repurchase of preferred stock during the fourth quarter of 2008 and a decrease in net operating income due to decreases in both occupancy and rental rates.
Revenues for the year ended December 31, 2009 decreased $10.2 million, or 3.6%, over the prior year. Net income allocable to common shareholders for the year ended December 31, 2009 increased $36.2 million over the prior year primarily as a result of an increase in the net gain of $31.4 million on the repurchase of preferred equity, a reduction in depreciation expense of $14.8 million, a decrease in preferred equity distributions of $7.4 million and a $1.5 million gain on the sale of a parcel of land in Oregon. The increase was partially offset by an increase in net income allocable to noncontrolling interests — common units and a decrease in net operating income due to decreases in both occupancy and rental rates.
Supplemental Measures
Funds from operations (“FFO”) allocable to common and dilutive shares for the three months ended December 31, 2009 and 2008 were $32.7 million, or $1.02 per common and dilutive share, and $37.6 million, or $1.34 per common and dilutive share, respectively. The decrease in FFO for the three months ended December 31, 2009 over the same period in 2008 was primarily due to the net gain of $4.2 million on the repurchase of preferred stock during the fourth quarter of 2008, the impact from the issuance of 3,833,333 shares of common stock during the third quarter of 2009 and a decrease in net operating income partially offset by a decrease in preferred equity distributions resulting from the repurchase of preferred equity in 2009. FFO allocable to common and dilutive shares for the year ended December 31, 2009 was $163.1 million, or $5.52 per common and dilutive share, compared to $131.6 million, or $4.69 per common and dilutive share, for the year ended December 31, 2008. The increase in FFO for the year ended December 31, 2009 over the prior year was primarily due to an increase in the net gain of $31.4 million on the repurchase of preferred equity, a decrease in preferred equity distributions and a decrease in general and administrative expense partially offset by the impact from issuance of common stock and a decrease in net operating income. Excluding the net gain on the repurchase of preferred equity during 2009 and 2008, FFO allocable to common and dilutive shares would have been $127.4 million, or $4.31 per common and dilutive share, and $127.3 million, or $4.53 per common and dilutive share, for the years ended December 31, 2009 and 2008, respectively.

Property Operations
In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). For the three months and years ended December 31, 2009 and 2008, the Same Park portfolio constitutes 19.4 million rentable square feet, which includes all assets in continuing operations that the Company owned from January 1, 2008 through December 31, 2009, representing approximately 99.3% of the total square footage of the Company’s portfolio as of December 31, 2009. The balance of the square footage, or 131,000 square feet, represents an asset sold by the Company in January, 2010 that has been accounted for as discontinued operations. The table below excludes income from discontinued operations.
The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2009 and 2008 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months Ended			For The Years Ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change
Rental income:
Same Park (1)	$67,565	$70,836	(4.6%)	$270,957	$281,115	(3.6%)
Cost of operations:
Same Park	20,905	21,104	(0.9%)	85,912	87,182	(1.5%)

Net operating income (2):
Same Park	46,660	49,732	(6.2%)	185,045	193,933	(4.6%)

Other income and expenses:
Facility management fees	176	178	(1.1%)	698	728	(4.1%)
Interest and other income	155	443	(65.0%)	536	1,457	(63.2%)
Interest expense	(866)	(981)	(11.7%)	(3,552)	(3,952)	(10.1%)
Depreciation and amortization	(19,650)	(24,446)	(19.6%)	(84,504)	(99,317)	(14.9%)
General and administrative	(1,275)	(2,018)	(36.8%)	(6,202)	(8,099)	(23.4%)

Income from continuing operations	$25,200	$22,908	10.0%	$92,021	$84,750	8.6%

Same Park gross margin (3)	69.1%	70.2%	(1.6%)	68.3%	69.0%	(1.0%)
Same Park weighted average for the period:
Occupancy	91.2%	92.7%	(1.6%)	90.4%	93.4%	(3.2%)
Annualized realized rent per square foot (4)	$15.26	$15.74	(3.0%)	$15.43	$15.49	(0.4%)

(1)	See above for a definition of Same Park.

(2)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(3)	Same Park gross margin is computed by dividing NOI by rental income.

(4)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.
Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2009:

Ratio of FFO to fixed charges (1)	53.2x
Ratio of FFO to fixed charges and preferred distributions (1)	3.4x
Debt and preferred equity to total market capitalization (based on common stock price of $50.05 at December 31, 2009)	32.2%
Available under line of credit at December 31, 2009	$100.0 million

(1)	Fixed charges include interest expense of $866,000.

Property Disposition
On January 14, 2010, the Company completed the sale of a 131,000 square foot office building located in Houston, Texas. The sales price was $10.0 million, resulting in a net gain of $5.2 million.
Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share on February 19, 2010. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 31, 2010 to shareholders of record on March 16, 2010.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series K	7.950%	$0.496875
Series L	7.600%	$0.475000
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2009, PSB wholly owned 19.6 million rentable square feet with approximately 3,850 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Friday, February 26, 2010, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is (888) 299-3246; the conference ID is 52848747. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 7, 2010 at (800) 642-1687. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Cash and cash equivalents	$208,229	$55,015

Real estate facilities, at cost:
Land	493,709	493,709
Buildings and equipment	1,528,044	1,510,012

	2,021,753	2,003,721
Accumulated depreciation	(707,209)	(633,971)

	1,314,544	1,369,750
Properties held for disposition, net	4,260	4,635
Land held for development	6,829	7,869

	1,325,633	1,382,254

Rent receivable	2,504	2,055
Deferred rent receivable	21,596	21,633
Other assets	6,860	8,366

Total assets	$1,564,822	$1,469,323

LIABILITIES AND EQUITY

Accrued and other liabilities	$46,298	$46,428
Mortgage notes payable	52,887	59,308

Total liabilities	99,185	105,736

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 25,042 and 28,250 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	626,046	706,250
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,399,509 and 20,459,916 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	243	204
Paid-in capital	548,393	363,587
Cumulative net income	699,291	622,113
Cumulative distributions	(658,294)	(571,340)

Total PS Business Parks, Inc.’s shareholders’ equity	1,215,679	1,120,814
Noncontrolling interests:
Preferred units	73,418	94,750
Common units	176,540	148,023

Total noncontrolling interests	249,958	242,773

Total equity	1,465,637	1,363,587

Total liabilities and equity	$1,564,822	$1,469,323

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Years
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Revenues:
Rental income	$67,565	$70,836	$270,957	$281,115
Facility management fees	176	178	698	728

Total operating revenues	67,741	71,014	271,655	281,843

Expenses:
Cost of operations	20,905	21,104	85,912	87,182
Depreciation and amortization	19,650	24,446	84,504	99,317
General and administrative	1,275	2,018	6,202	8,099

Total operating expenses	41,830	47,568	176,618	194,598

Other income and expenses:
Interest and other income	155	443	536	1,457
Interest expense	(866)	(981)	(3,552)	(3,952)

Total other income and expenses	(711)	(538)	(3,016)	(2,495)

Income from continuing operations	$25,200	$22,908	$92,021	$84,750

Discontinued operations:
Income from discontinued operations	190	196	830	597
Gain on sale of land	—	—	1,488	—

Total discontinued operations	190	196	2,318	597

Net income	$25,390	$23,104	$94,339	$85,347

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,951	$3,399	$19,730	$8,296
Noncontrolling interests — preferred units	1,382	1,751	(2,569)	7,007

Total net income allocable to noncontrolling interests	4,333	5,150	17,161	15,303

Net income allocable to PS Business Parks, Inc.:
Common shareholders	9,855	9,533	59,413	23,179
Preferred shareholders	11,155	8,361	17,440	46,630
Restricted stock unit holders	47	60	325	235

Total net income allocable to PS Business Parks, Inc.	21,057	17,954	77,178	70,044

	$25,390	$23,104	$94,339	$85,347

Net income per common share — basic:
Continuing operations	$0.38	$0.46	$2.62	$1.11
Discontinued operations	$0.03	$0.01	$0.08	$0.02
Net income	$0.40	$0.47	$2.70	$1.13

Net income per common share — diluted:
Continuing operations	$0.38	$0.46	$2.61	$1.10
Discontinued operations	$0.03	$0.01	$0.08	$0.02
Net income	$0.40	$0.46	$2.68	$1.12

Weighted average common shares outstanding:
Basic	24,393	20,459	21,998	20,443

Diluted	24,550	20,584	22,128	20,618

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Years
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$9,855	$9,533	$59,413	$23,179
Adjustments:
Gain on sale of land	—	—	(1,488)	—
Depreciation and amortization	19,850	24,578	85,094	99,848
Net income allocable to noncontrolling interests — common units	2,951	3,399	19,730	8,296
Net income allocable to restricted stock unit holders	47	60	325	235

FFO allocable to common and dilutive shares	$32,703	$37,570	$163,074	$131,558

Weighted average common shares outstanding	24,393	20,459	21,998	20,443
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	120	150	131	155
Weighted average common share equivalents outstanding	157	125	130	175

Total common and dilutive shares	31,975	28,039	29,564	28,078

FFO per common and dilutive share	$1.02	$1.34	$5.52	$4.69

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$32,703	$37,570	$163,074	$131,558

Adjustments:
Recurring capital improvements	(2,705)	(1,344)	(6,853)	(8,650)
Tenant improvements	(5,408)	(2,827)	(16,613)	(17,698)
Lease commissions	(1,179)	(1,817)	(4,879)	(6,914)
Straight-line rent	356	566	37	294
Stock compensation expense	575	1,004	2,899	4,061
In-place lease adjustment	(38)	(49)	(252)	(194)
Lease incentives, net of tenant improvement reimbursements	(32)	(231)	(326)	(379)
Gain on repurchase of preferred equity, net of issuance costs	—	(4,228)	(35,639)	(4,228)

FAD	$24,272	$28,644	$101,448	$97,850

Distributions to common and dilutive shares	$13,997	$12,276	$52,570	$49,069

Distribution payout ratio	57.7%	42.9%	51.8%	50.1%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.